EXHIBIT 99.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT AND FORBEARANCE

This Amendment dated as of July 28, 2010, is entered into by and between VillageEDOCS, a Delaware Corporation, with offices at 1401 N. Tustin Ave., Suite 230 Santa Ana, California 92705-8686 (“VillageEDOCS”), and Vojin Hadzi-Pavlovic and Gloria Hadzi-Pavlovic, tenants in common (“Shareholder”).

WHEREAS, on or about August 1, 2008, VillageEDOCS, Decision Management Company, d/b/a Questys Solutions, Inc., a California S-Corporation and Shareholder executed a Stock Purchase Agreement (“Stock Purchase Agreement”) wherein VillageEDOCS was to pay Shareholder $900,000 under a Promissory Note providing for three equal annual installments of $300,000 due on August 1, 2009, August 1, 2010 and August 1, 2011, respectively (the “Note”).  In addition, VillageEDOCS agreed to provide additional consideration under the Stock Purchase Agreement, including payment of $115,000 on account of shareholder debt, of which $80,000 remains unpaid (the “$80,000 Payment”).

WHEREAS, on or about August 1, 2009, VillageEDOCS, Inc. paid the first annual installment of $300.000.

WHEREAS, VillageEDOCS has requested that Shareholder agree to an extended payment schedule with regard to the payments due on August 1, 2010 and August, 2011, that Shareholder agree to an extended payment schedule with regard to the $80,000 Payment, and that Shareholder forbear from exercising its rights and remedies under the Stock Purchase Agreement, Note and related documents (as amended, the “Sale Documents”) so long as VillageEDOCS complies with the terms of the Sale Documents and the amended Note (“Amended Note”) attached as Exhibit 1 and incorporated herein by reference, including the extended payment schedule set forth in the Amended Note.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VillageEDOCS and Shareholder hereby agree to amend the Note and Shareholder agrees to forbear from exercising its rights and remedies under the Sale Documents on the terms and conditions set forth herein.

1.           Amendment to Note. The Amended Note attached at Exhibit “1” hereby amends the Note.  The remaining two payments to Shareholder for outstanding shareholder debt pursuant to Section 7.8 of the Stock Purchase Agreement ($80,000) shall be incorporated in the Amended Note.  The payment schedule of the $80,000 under Section 7.8 of the Stock Purchase Agreement is superseded by the payment schedule of the Amended Note that includes the $80,000.  If VillageEDOCS fails to make a payment in accordance with the amortization schedule, VillageEDOCS shall immediately owe a penalty equal to 20% of the respective payment due.  VillageEDOCS further agrees that its failure to make any payment in accordance with the payment schedule under the Amended Note (subject to the five (5) calendar day cure period set forth therein) shall constitute an immediate and incurable default under the Sale Documents and all obligations under the Amended Note, together with interest thereon, and all other liabilities and obligations of VillageEDOCS under the Sale Documents shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

2.           Forbearance.  Shareholder hereby agrees to forbear from exercising any of its rights and remedies against VillageEDOCS that may exist by virtue of VillageEDOCS failing to make payments in accordance with the terms of the Note provided such payments are made in accordance with the terms of the Amended Note.  Except with regard to extended payment schedule set forth in the Amended Note, nothing herein shall be construed as a waiver of or acquiescence to any other defaults, including any existing defaults, if any, which shall continue in existence notwithstanding the agreement of Shareholder, as set forth herein, to forbear in the exercise of rights and remedies against VillageEDOCS on the terms and for the period set forth herein.  Except as expressly provided herein, this forbearance shall not, other than expressly set forth in the Amended Note: (i) constitute an extension, modification, or waiver of any other term or aspect of the Sale Documents other than as set forth in the Amended Note; (ii) give rise to any obligation on the part of Shareholder to extend, modify or waive any other term or condition of the Sale Documents; or (iii) give rise to any defenses or counterclaims to the right of Shareholder to compel payment or to otherwise enforce its rights and remedies under the Sale Documents.  Except as expressly agreed herein and the Amended Note, Shareholder hereby expressly reserves all of its rights and remedies under the Sale Documents and under applicable law with respect to any existing events of default.

3.           Conditions.  The effectiveness of this Amendment is subject to VillageEDOCS having executed and delivered this Amendment and the Amended Note on or before August 1, 2010 and, after giving effect to this Amendment and the Amended Note, no default shall have occurred and be continuing.

4.           Payment of Attorneys’ Fees.  VillageEDOCS shall pay Shareholder’s reasonable attorneys fees’ and costs, that shall not exceed $4,000.00 (US), in advising Shareholder with regard to VillageEDOCS requests for an extended payment schedule and in advising, structuring, reviewing, or amending this Amendment and the Amended Note attached hereto.  VillageEDOCS shall make payment within thirty (30) days after receipt of Shareholder’s attorneys’ invoice.  Failure to pay within thirty (30) days shall be a default under the Sale Documents and Amended Note.

5.           Release. As further consideration, to induce Shareholder to execute, deliver and perform this Amendment, VillageEDOCS represents and warrants that there are no claims, including indemnification claims under the Stock Purchase Agreement, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which VillageEDOCS may have, or claim to have, against Shareholder with respect to the subject matter hereof, the Sale Documents or matters relating thereto, or any of them, and VillageEDOCS, by its execution hereof, on its own behalf and on behalf of its respective agents, employees, officers, directors, servants, representatives, attorneys, accountants, affiliates, successors and assigns (collectively, the “Releasing Parties”), hereby releases, acquits and forever discharges Shareholder and its respective agents, employees, officers, directors, servants, representatives, attorneys, accountants, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, causes of action, set-offs, counterclaims, recoupments and any defenses to enforcement of the obligations under the Sale Documents and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that any Releasing Parties may have, or claim to have, against each of the such Released Parties with respect to the subject matter hereof, the Sale Documents, or matters relating to any of the foregoing documents or agreements, from the beginning of time until and through the dates of execution and delivery of this Amendment.

VillageEDOCS, by its execution hereof, hereby acknowledges that it has been apprised of and is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”) which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

VillageEDOCS, by its execution hereof, hereby waives and relinquishes any and all rights or benefits which it may have under Section 1542 or any similar provision under the statutory or non-statutory law of any other jurisdiction to the full extent that it may lawfully waive any such rights and benefits.

6.           Acknowledgement of Security Interest.  VillageEDOCS, by its execution hereof, acknowledges, confirms and agrees that Shareholder has and shall continue to have a valid, enforceable and perfected first-priority lien upon and security interest in the collateral granted to Shareholder pursuant to the Sale Documents or otherwise granted to or held by Shareholder.

7.           Counterparts.  This Amendment may be executed in counterparts, and counterparts containing signatures of both parties hereto shall be deemed a complete original hereof.

8.           Modification.  This Amendment may not be modified or terminated orally and no modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom the same is sought to be enforced but shall be automatically deemed modified by the instrument executed to effect the transaction.

9.           Governing Law.  This Amendment shall be governed by the laws of the State of California and Article IV, Sections 10.5 and 10.6 of the Stock Purchase Agreement are incorporated herein.

10.          Attorneys' Fees.  If any party shall breach the terms and conditions of this Amendment, such breaching party shall be responsible for all fees and costs incurred by any non-breaching party.

11.          Execution:  This Amendment shall be completed, executed, and delivered to each of the parties on or before July 29, 2010, to become valid and enforceable.  A party’s electronic, scanned, or facsimile signature shall, upon delivery, be deemed to have the same effect as if an original signature had been delivered to the other party.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

VillageEDOCS, a Delaware Corporation /s/ K. Mason Conner Mason Conner, in his capacity as President and not in his individual capacity.	Shareholder: /s/ Vojin Hadzi-Pavlovic Vojin Hadzi-Pavlovic /s/ Gloria Hadzi-Pavlovic Gloria Hadzi-Pavlovic